Exhibit 10.3

Entrepreneurs Institute
Suite 802, Tower 2, Lippo Centre, 89 Queensway, Hong Kong
Tel: +852 2861 3833       Fax: +852 2527 0662
E-mail: ei@ei-online.net                  Website: www.ei-online.net
Building Tomorrow's Business Leaders Today

Our Ref : 3797-EI000231

Oteegee Innovations, Inc.
Attn: Mr. Jordan Starkman,
By e-mail	Friday, 20 August 2010,

Dear Sirs,

Please consider this letter formal notice of termination of the Letter of Intent (L01) of March 10, 2010 signed by your Mr. Jordan Starkman on your behalf under your former name of Pay By the Day Holdings Inc. (PBDH) and exchanged between our companies and six other companies each of which is receiving a copy of this notice as required by the LOI.

The LOI provided that PBDH, now named Oteegee Innovations Inc. (OTGI) would raise $250,000 in preliminary funding and $1M to $3.5M within the 120 day due diligence period. Despite extensions of time and efforts to allow flexibility in achieving the intended funding, it is apparent that Oteegee Innovations Inc. will not be successful in raising the necessary funds to finance the enterprise described in the LOT within the foreseeable future.

We, therefore, terminate the agreement on the grounds of your default.

Please be reminded that the Confidentiality terms set out on page seven of the LOI remain in effect after termination, including the requirement that all signatories approve any public announcement concerning the investment contemplated in the LOI.

All of our rights are hereby reserved.

Yours faithfully,

/s/ Liza Chan
Liza Chan,
Director,
Entrepreneurs International Ltd.

c.c. Oteegee International Holdings Ltd., Oteegee IPR Ltd., Grail Semiconductor, Anew Organics LLC, Oteegee USA Holdings LLC, Distributive Operating Platform Co.,

A Division of Entrepreneurs International Ltd.
Hong Kong Company No. 949534

teegee International Holdings Ltd.

Our Ref: 1502-E1000232 Oteegee Innovations, Inc. Attn: Mr. Jordan Starkman, By e-mail	Friday, 20 August 2010,

Dears Sirs

Re:   OTGI International Share Exchange Agreement

Please consider this letter formal notice of termination of the OTGI International Share Exchange Agreement of July 6, 2010 made between us and signed by your Mr. Jordan Starkman on your behalf.

That agreement provides that OTGI would raise First Phase Funding of $1,500,000 within thirty days [5(a); 6(ii)(C)]. That agreement further provides that Oteegee International may terminate the agreement forthwith upon notice in writing if OTGI does not raise US $1,500,000 within thirty days of the agreement [17(b)(ii)]. OTGI has not raised the funds required and it is apparent that it will not be successful in raising the funds in the foreseeable future.

The agreement further provides that, upon termination for whatsoever reason, the names and marks "OTG" and "Oteegee" and the Business Model shall be the property of Oteegee IPR Ltd. and that OTGI shall forthwith upon termination:

(i) cease to use as its corporate or business name or any part thereof the combination of letters "OTG" or the word "Oteegee";

(ii) change its ticker symbol to something that does not use the combination of letters "OTG".

Please inform us immediately (together with a copy to Mr. Robert Stern) of your plans to comply with the above intellectual property obligations so that we can cooperate in the quick resolution of the termination of our agreement.

Please be advised that the OTGI website contains a copyright mark indicating that the copyright to the content is held by OTGI. The copyright is, in fact, part of the Oteegee intellectual property that belongs to Oteegee IPR Ltd. All rights are hereby reserved.

Yours faithfully,

/s/ Liza Chan
Liza Chan Oteegee International Holdings Limited	c.c. Oteegee IPR Ltd.

Room 805, Tower 2,	Tel: +852 2151 8181
Lippo Centre	Fax: +852 2151 8183
89 Queensway,	E-mail: info@oteegee.com
Hong Kong	Website: www.oteegee.com

teegee International Holdings Ltd.

Our Ref: 6097-E1000233 Oteegee Innovations, Inc. Attn: Mr. Jordan Starkman, By e-mail	Friday, 20 August 2010,

Dears Sirs

Re: Oteegee Promoters Agreement

We refer to our letter to you of even date by which we terminated the Share Exchange Agreement made between us on July 6, 12010.

Termination of that agreement makes performance of the Promoters Agreement made between us also on July 6, 2010 impossible and places you in breach of your warranty of capacity contained in the Promoters Agreement.

Please, therefore, consider this letter formal notice of termination of the Promoters Agreement with immediate effect.

This letter is countersigned by Oteegee IPR Ltd by way of confirmation of such termination

Yours faithfully,

/s/ Liza Chan
Liza Chan
Oteegee International Holdings Limited

c.c. Oteegee IPR Ltd.

We concur with the above notice of termination. /s/ Kathleen Mandel Kathleen Mandel Director, Oteegee IPR Ltd.

Room 805, Tower 2,	Tel: +852 2151 8181
Lippo Centre	Fax: +852 2151 8183
89 Queensway,	E-mail: info@oteegee.com
Hong Kong	Website: www.oteegee.com